EXHIBIT A

                             JOINT FILING AGREEMENT

            The undersigned hereby agree that the statement on Schedule 13D, dated April 7, 2008 (the "Schedule 13D"), with respect to the common stock, par value $0.01 per share, of Merisel, Inc. is, and any amendments thereto executed by them shall be, filed on behalf of each of them pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and that this Agreement shall be included as an exhibit to the
Schedule 13D and each such amendment. Each of the undersigned agrees to be responsible for the timely filing of the Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning itself contained therein. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.


                                      PHOENIX ACQUISITION COMPANY II, L.L.C.

                                      By:  Stonington Capital Appreciation 1994
                                            Fund, L.P., its sole member
                                      By:  Stonington Partners, L.P., its
                                            general partner
                                      By:  Stonington Partners, Inc. II, its
                                            general partner

                                      By: /s/  Albert J. Fitzgibbons III
                                          --------------------------------------
                                          Name:   Albert J. Fitzgibbons III
                                          Title:  Director and Partner


                                      STONINGTON CAPITAL APPRECIATION 1994
                                            FUND, L.P.
                                      By:  Stonington Partners, L.P., its
                                      general partner
                                      By:  Stonington Partners, Inc. II, its
                                      general partner

                                      By: /s/  Albert J. Fitzgibbons III
                                          --------------------------------------
                                          Name:   Albert J. Fitzgibbons III
                                          Title:  Director and Partner


                                      STONINGTON PARTNERS, L.P.
                                      By:  Stonington Partners, Inc. II, its
                                      general partner

                                      By: /s/  Albert J. Fitzgibbons III
                                          --------------------------------------
                                          Name:   Albert J. Fitzgibbons III
                                          Title:  Director and Partner


                                      STONINGTON PARTNERS, INC. II

                                      By: /s/  Albert J. Fitzgibbons III
                                          --------------------------------------
                                          Name:   Albert J. Fitzgibbons III
                                          Title:  Director and Partner


                                      STONINGTON PARTNERS, INC.

                                      By: /s/  Albert J. Fitzgibbons III
                                          --------------------------------------
                                          Name:   Albert J. Fitzgibbons III
                                          Title:  Director and Partner




                                    11 of 11